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                                                                    EXHIBIT 21.1


               SUBSIDIARIES OF ALLIANCE FIBER OPTIC PRODUCTS, INC.

         Name                                     Jurisdiction of Organization
         ----                                     ----------------------------
Transian Technology Ltd. Co.                      Peoples' Republic of China